Exhibit 10.7

THIS NON-EXCLUSIVE DISTRIBUTION AGREEMENT (the "Agreement") is entered into on this / 4th day of Jan 1999.

BETWEEN:

(1) GULF DTH PRODUCTION of Fourth Floor, 180 Oxford Street, London, England. W1N ODS ("Gulf"); and

(2) OnmiVision Maroc SARL located at 31, Avenue Tarik Ibn Ziad, Rabat, Morocco, (the "Dealer")

WHEREAS:

(A) Gulf is engaged in the business broadcasting international studios movies, programmes and services, buying rights and rebeaming such programs through closed T.V. circuits and reselling these programmes to the public or establishments such as hotels and companies in return for fixed subscription.

(B) The Dealer desires to obtain the right to distribute, on a non-exclusive basis, all such products and services that may be provided by Gulf, upon the terms and subject to the conditions set out below.

1.   DEFINITIONS

In this Agreement the following expressions shall have the following meanings unless the context otherwise requires:

"Advance Payment Period" shall mean 3, 6 and 12 months for the "Showtime" package.

"Annual Churn" (in percentage) shall mean the number of paying/non-promotional subscriptions that expire during the respective year and do not renew within 2
(two) months from the date of expiration divided by the total number of paying non-promotional / subscribers expired contracts.

"CA Module" or "CAM" shall mean Irdeto's proprietary conditional access module for controlling access to video and audio signals, incorporating a portion of the Irdeto Technology, which will


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function in conjunction with the IRDs.

"Delivery Date" shall mean any date, which is from time to time specified in the attached Schedule Three for the supply and/or purchase of IRDs and Smart Cards

"DTH Subscriber" shall mean a person in the Territory who subscribes to and is equipped and entitled to receive and view either or both of the Programme Packages in unencrypted format on a direct-to-home basis at the place of reception

"IRD" shall mean a digital integrated receiver decoder or similar device manufactured by the Manufacturer which incorporates the CA Module and the Irdeto Technology and which is used by a DTH Subscriber in conjunction with a Smart Card for the purpose of decrypting a video and/or audio signal after its encryption using the Irdeto Technology

"Iredto" shall mean Irdeto BV, a company incorporated in the Netherlands

"Irdeto Technology" shall mean the conditional access and related compressed digital pay television technology proprietary to Irdeto, comprising, inter alia, certain controlled components for use in digital broadcasting, over all distribution delivery systems

"LNB" shall mean Low Noise Block converters as approved and authorised by Gulf or MCME.

"Manufacturer" shall mean the manufacturer whose product has been approved and authorised by either Gulf or MCME.

"MCME" shall mean MultiChoice Middle East Inc or other SMS provider at Gulf s discretion.

"Programme Packages" shall mean the "Showtime" package of programme services (Full Bouquet and Mini Bouquet) which shall initially comprise the programme services described in Annex A.

"Purchase Order" shall mean 250 IRDs and 250 Smart Cards, or as agreed to by the parties.

"SC Unit Price" shall mean the price determined in the attached Schedule Three.

"Smart Card" shall mean a card, token or other device incorporating a microprocessor chip which



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contains  Irdeto's   proprietary   conditional  access   application,   or  such
alternative product as may be specified by Irdeto (which is contained in a module embedded in the card, token or device) and which is designed, when inserted into an IRD, to control access to the signal of a television or radio programme or service encrypted by means of the Irdeto Technology and which enables the DTH Subscriber to view and/or listen to such programme or service as the case may be, in unencrypted format

"Term" shall mean the period commencing upon the Commencement Date and ending on the earlier of (a) the final day of the period of five (5) years commencing upon the date of the first Delivery Notice given by Gulf pursuant to this Agreement and (b) the date of any earlier termination of this Agreement. Should the Dealer request an extension of this agreement for a further five (5) years, Gulf agrees to not unreasonably withhold such approval of the extension.

2.   APPOINTMENT

2.1 Gulf hereby appoints the Dealer as a distributor, and the Dealer accepts such appointment, to market, sell and distribute within the Territory as defined in Schedule Two, and during the Term the Products listed in the attached Schedule One:

2.2 The Dealer agrees that it shall not serve as the agent, sell, promote or co-operate with any other DTH pay TV channel, package or service without the express written consent of Gulf. Nothing herein shall prohibit the Dealer from owning or operating MMDS TV operations.

2.3 Gulf warrants that during the term of this agreement, it shall not appoint any other dealer, distributor or agent at terms more favourable as those granted to the Dealer based upon performance.

2.4 The appointment of the Dealer hereunder shall apply only to the sale and lease of the Products to DTH Subscribers. The appointment shall not apply to or authorise any such sale or lease to any other type or category of subscriber or any owner or occupier of any commercial premises or place of multiple occupation (including but not limited to SMATV, Multiple Dwelling Units (MUDS) or hotels) unless otherwise stated in the attached Schedule Five. No redistribution of the Product shall be permitted (included but not limited to MMDS or CATV). Nothing contained herein shall prohibit the viewing of the Product in Dealer showrooms approved by Gulf for the explicit purpose of selling the Product.


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2.5 The Dealer  shall be entitled to appoint  retailers  and/or  retail  outlets and/or dealers in the Territory as sub-distributors, provided that:

(A) any such appointment shall not relieve the Dealer of its obligations under this Agreement; and

(B) the Dealer shall require all such sub-distributors to comply with the provisions of this Agreement (including but not limited to Clauses 6 and 7) which are applicable to them as if such sub-distributors were parties to this Agreement; and

(C) the Dealer shall within 14 days after the appointment of each and every such sub distributor, notify Gulf of the full name and address of such sub-distributor. Until such notification no sub-distributor is authorised to distribute or act as distributor of the Products.

3. PURCHASE OF IRDs

The Dealer shall purchase during the Term at the price per IRD's specified in Clause 1 (the "IRD Unit Price") through Gulf under terms and conditions specified in the attached Schedule Three upon the following basis;

3.1 not later than fourteen (14) days prior to each Delivery Date, Gulf shall notify the Dealer in writing (the "IRD Delivery Notice") that Gulf is ready and able to deliver to the Dealer a number of IRDs which shall, subject to availability, be specified in such Delivery Notice and consistent with the contents of Schedule Three;

3.2 within sixty (60) days of such Delivery Date, the Dealer shall pay to Gulf a sum equal to the IRD Unit Price (currently US$ 335) multiplied by the number of IRDs specified in such Delivery Notice. If such IRDs are sold to or are in the possession of a sub-distribut ors or the end consumer, payment shall be made at the time of sale or movement from the Dealer's storage area to sub-distributor's;



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3.3 in such other  quantities  and at such other  times as may be  necessary  in order to ensure that IRDs are available when required by actual or potential DTH Subscribers.

Upon delivery of any IRD to the Dealer under this Clause, all risks related to that IRD shall immediately pass to the Dealer.

4. LEASING SCHEME

For purpose of leasing IRDs, Smart Cards, CAMs and LNBs to DTH subscribers, the Dealer shall enter into a leasing scheme upon the following basis:

4.1 in accordance with Clause 8.4, IRDs, Smart Cards, CAMs and LN13s (the "Hardware") shall remain at all times the property of Gulf. The Dealer shall remain liable at all times for the safe upkeeping of the Hardware including but not limited to proper storage, providing for all necessary safety measures, subscribing in a full insurance policy covering the Hardware;

4.2 the Dealer shall remain responsible for collection and payment of the subscription and lease charges, to be paid by DTH Subscribers, to Gulf. If defaults are not notified to Gulf on the 7th of every month (for monthly payment scheme), the Dealer shall be fully liable to Gulf for all such payments;

4.3 in case of default as in Clause 4.2, the Dealer shall take all responsible steps necessary to retrieve the Hardware from DTH Subscribers. The Dealer shall keep Gulf informed of any such defaults;

4.4 the Dealer shall be entitled to a commission calculated only on the software price not including any taxes or fees. Such software price shall be the applicable programming charges for the same customer contract period if such a sale were not to include the lease of any hardware. This commission shall not be calculated on the total price;

4.5 at the end of every month, the Dealer shall inform Gulf of the amount of the leasing Hardware available at the Dealers locations. Any discrepancy shall immediately be notified to Gulf; and Gulf will be compensated for such a discrepancy if it is not resolved within 15 days;

4.6 Gulf shall only activate requests duly completed on "consumer subscription


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contracts/agreements" supplied to the Dealer by Gulf;

4.7 Gulf reserves the right to audit IRD stocks at any time with 2 days notice;

4.8 Gulf shall reimburse dealer for direct and out of pocket costs and expenses, including but not limited to storage, transportation, customs and insurance of the hardware.

5. PURCHASE OF SMART CARDS

The Dealer hereby agrees to purchase during the Term at the price per Smart Card specified in Clause 1 (the "SC Unit Price") and in accordance with Schedule Three upon the following basis:

5.1 SEQARABESEQARABE not later than fourteen (14) days prior to each Delivery Date, Gulf shall notify the Dealer in writing (the "Delivery Notice") that Gulf is ready and able to deliver to the Dealer a number of Smart Cards which shall, subject to availability, be specified in such Delivery Notice and consistent with the contents of Schedule Three;

SEQARABESEQARABE

5.2 within sixty (60) days of such Delivery Date, the Dealer shall pay to Gulf a sum equal to the SC Unit Price currently (US$ 15.00) multiplied by the number of Smart Cards specified in such Delivery Notice. If such Smart Cards are purchased without IRDs payment to Gulf shall be required prior to the Delivery Date by Gulf. If such Smart Cards are sold to or are in the possession of a sub-distributors or the end consumer, payment shall be made at the time of sale or movement from the Dealer's storage area to sub-distributor's;

Upon delivery of any Smart Card to the Dealer under this Clause, all risks related to that Smart Card shall immediately pass to the Dealer.

6. OBLIGATIONS OF THE DEALER

The Dealer shall at its own cost:

6.1 obtain/secure all relevant licenses required by the local authorities in order to sell and promote the Showtime service in its entirety as well as the hardware required for the said service. Use all reasonable endeavours to promote and extend sales of IRDs and Smart Cards in the


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Territory and to obtain orders for such sales by implementing  active  marketing strategies. Gulf DTH, agrees to provide at no charge to the Dealer promotional materials, including but not limited to printed materials (in English, and Arabic and/or French), video clips (in English & Arabic), other promotional materials as required, and to do all necessary advertising for the Showtime package;

6.2 use all reasonable endeavours during the Term to maximise sales of each of the Programme Packages to DTH Subscribers. Gulf DTH at its own cost will provide Dealer with an authorised Country sales manager to assist the Dealer with sales and marketing;

6.3 ensure that each of the Programme Packages shall be marketed under such name as Gulf may determine from time to time and the Dealer shall not make any promises, representations, warranties or guarantees with reference to the programming which may be capable of reception by means of the IRDs without the prior written authorisation of Gulf;

6.4 co-operate and liase with Gulf regarding the promotion and marketing of the IRDs and the Programme Packages and participate in marketing schemes arranged by providers of programme services included in the Programme Packages;

6.5 not charge any price for any IRD or Smart Card which exceeds the maximum retail selling price of IRDs or Smart Cards agreed between the Dealer and Gulf from time to time;

6.6 provide such warehouse; inventory control, security and storage space, services and facilities and such insurance cover may be reasonably required by Gulf in respect of all IRDs delivered by the Manufacturer to Gulf and prior to such IRDs being delivered to the Sub Dealer under this Agreement;

6.7 during and after the Term observe, perform and comply with the provisions of Schedule Four, unless there is an operational authorised service centre in the respective Territory not run nor owned by the Dealer;

6.8 after the Term use all reasonable endeavours to supply or procure the supply of spare parts necessary for the repair of IRDs and otherwise to service and repair IRDs, unless there is an operational authorised service centre in the respective Territory not run nor owned by the Dealer;


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6.9 guarantee that only Showtime  authorised/approved digital IRD's will be sold or promoted by itself or any of its sub dealers;

6.10 only supply licensed cards into the territory. The licensed cards include only Showtime cards;

6.11 establish and operate a call centre open minimum 12 hrs per day 6 days/week to handle new sales and renewal inquiries & customer issues relating to the installation and repair of hardware needed to receive the service;

6.12 be responsible for unauthorised use of Smart Cards. For each Smart Card used prior to sale to the subscriber or return to Gulf, the Dealer shall pay the sum of US$ 45 within thirty (30) days to Gulf.

7. SALES OF THE PROGRAMME PACKAGES

7.1 Gulf shall in its discretion determine from time to time and as in the attached Schedule Eight and Nine, the monthly subscription price which is to be charged to DTH Subscribers for each of the Programme Packages. The Dealer shall not charge any DTH Subscriber a subscription price for either of the Programme Packages other than that determined by Gulf from time to time upon giving not less than 30 days' prior written notice to the Dealer. Gulf shall have one Schedule Eight and Nine for all of the Territory.

7.2 Whenever the dealer sells or leases IRDs, Smart Cards, CAMs and/or LNBs to a
DTH  Subscriber,   the  Dealer  shall   immediately   notify  Gulf's   incountry
representative in writing by fax:

(A)  the name, address and accurate telephone number of the DTH Subscriber;

(B)  the serial number of the Smart Card;

(C)  the serial number of the CAM;

(D)  the brand, model and serial number of the IRD;


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(E)  the Programme Package(s) to which the DTH Subscriber has subscribed and the period of the subscription period;

(F) the total amount of subscription charges which have been paid by the DTH Subscriber; and

(G)  any other information as reasonably requested by Gulf.

Only consumer contracts supplied by Gulf shall be used to duly complete all accurate information.

Gulf shall not activate any Smart Card before receiving the above data. The Dealer shall be liable for any prejudice or harm caused to Gulf due to the Dealer's delay in communicating the above data. Gulf shall be liable for any prejudice or harm caused to Dealer due to any Gulf s representative's unreasonable delay in communicating the above data to Gulf or Gulf's activation of such card.

7.3 Whenever the Dealer sells an IRD and a Smart Card to a DTH Subscriber:

(A) the Dealer shall require that any DTH Subscriber has, at all times during the period of that DTH Subscriber's subscription, paid the subscription charges for the relevant Programme Package(s) in advance, for not less than the number of months specified in Clause 1 above ("the Advance Payment Period"); and

(B) the Smart Card of that DTH Subscriber will be pre-enabled for a period of seven (7) days commencing on the date on which it is first inserted into the IRD of that DTH Subscriber but, if at any time thereafter Gulf shall not have received in advance the subscription charges for the relevant Programme Package(s) due from that DTH Subscriber for the entirety of the Advance Payment Period, the Smart Card of that DTH Subscriber shall be disabled.

7.4 Whenever the Dealer sells either of the Programme Packages to a DTH Subscriber, the Dealer shall be entitled to a commission calculated as in the attached Schedule Six (the "Sales Commission").



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7.5 Whenever the Dealer or Gulf DTH renews either of the Programme Packages to a
DTH Subscriber in the Territory, the Dealer shall be entitled to a commission calculated as in the attached Schedule Six (the "Renewal Commission").

7.6 During the Term the Dealer shall collect all subscription fees due and payable from all DTH Subscribers and shall use all reasonable endeavours to obtain payment of such subscription fees from all DTH Subscribers. All such subscription fees collected by the Dealer shall be applied by the Dealer in accordance with Clause 9 below.

8. OBLIGATIONS OF GULF

Gulf Shall:

8.1 (either itself or through any third party designated by Gulf) be solely responsible for providing subscriber management services in relation to DTH Subscribers, for enabling and disabling Smart Cards;

8.2 provide the Dealer with reasonable amounts of such advertising, promotional and marketing materials in Arabic, French and English, for the purpose of promotion of the Programme Packages in the Territory as may be in the possession of Gulf and as Gulf may lawfully he able to provide;

8.3 if agreed upon by both parties, be responsible for the advertising of the Showtime Programme Package in the various mass media, in coordination with Dealer's promotional efforts;

8.4 spend a minimum of US$ 50,000 by June 30, 1999 and at least an additional US$ 25,000 by March 31, 2000 to support the marketing of Showtime in Morocco. If such monies are not spent, the Dealer shall be entitled to a commission of 10% for all new sales in the first year;

8.5 (subject to availability and to Clause 5) deliver Smart Cards to the Dealer in accordance with Schedule Three;

8.6 finance the Hardware necessary for the Leasing Scheme specified in Clause 4. The amount of leasing quantities available shall be at the discretion of Gulf;


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8.7 supply consumer Showtime contracts in Arabic, French and English;

8.8 provide technical support to the Dealer if there are any questions or issues relating to the reception or delivery of the service;

8.9 provide Dealer with program guides in English and/or French for each DTH subscriber, with at least 20% extras for marketing purposes, and to endeavour to ensure that the program guide for Showtime offerings are publicised in the major newspapers in Morocco.

9. REPORTING, PAYMENT AND AUDIT

9.1 On the first day of each week during the Term the Dealer shall deliver to Gulf a statement showing the total amount of subscription fees received during the immediately preceding week from DTH Subscribers. Together with such statement the Dealer shall remit all such subscription fees to Gulf in full after deduction only of the Sales Commission in accordance with Clause 9.2.

9.2 The Dealer shall be entitled to deduct the Sales Commission to which the Dealer is entitled under Clause 7.4 before remitting to Gulf pursuant to Clause
9.1 the subscription fees received by the Dealer from DTH Subscribers.

9.3 The Dealer  shall  maintain  throughout  the Term and for a period of twelve
(12) months thereafter full and complete records relating to the numbers and details of DTH Subscribers and the subscription fees received from such DTH Subscribers during each month. The Dealer shall allow Gulf (or its duly authorised representatives), at Gulf s sole expense to visit the premises of the Dealer during normal business hours to inspect such records.

9.4 If any audit carried out by or on behalf of Gulf pursuant to Clause 9.3 reveals that the Dealer has knowingly under-reported the amount payable to Gulf, the Dealer shall within fourteen (14) days thereafter make payment to Gulf of the full amount due together with reimbursement of any costs incurred by Gulf in carrying out such audit. Interest will be charged on any late payments at a rate of 1. 5 % per month.

9.5 All billings and payments to Gulf for hardware are to be made in US$. Billing for programming is to be made in Moroccan Dirhams and to be paid to Gulf in US$ at the then current exchange


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rate.

10. CONFIDENTIALITY

Each party shall, at all times during the term of this Agreement and after its termination, keep all information and/or documents, disclosed in confidence to it by the other party, confidential and secret and shall not disclose such information and/or documents to any third party, save that any such information may be disclosed:

10.1 to the extent necessary for such party to perform its obligations under this Agreement;

10.2 if such information and/or documents becomes public knowledge through no fault of such party; and

10.3 to any government or other regulatory body if such body requests such information and/or document and such information and/or documents is required by law.

11. INDEMNITY

Each party shall indemnify, hold harmless and defend the other party from and against any and all claims that may be brought or commenced against the other party and/or the other party's officers and employees arising out of any breach of this Agreement by it or its officers and employees and any costs, expenses, damage or loss related thereto.

12. TRADE MARKS

The Dealer expressly acknowledges that Gulf is the legal owner of SHOWTIME (the "Trademarks") and that this Agreement will not affect any rights, interests and title of ownership which Gulf has with respect to such Trademarks.

The Dealer or any affiliated company shall not acquire, by reason of this Agreement, any rights in or under the Trademarks or any trademarks or trade names, registered or unregistered, which are owned or used by Gulf and agrees not to contest the validity of any trademarks used or owned by Gulf. The Dealer shall not have the right to use the trade names, brand names or other insignia of Gulf or trademarks or tradename confusingly similar to those of Gulf except with the written consent of Gulf. The Dealer agrees not to register, or maintain the registration

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of any trademarks or trade names or other insignia of Gulf.

If the Dealer has acquired or at any time by any means acquires any rights in or under any such aforementioned trademark or trade name, it will promptly, upon request, assign all such rights to Gulf, this provision to survive the termination of this Agreement. The Dealer agrees to notify Gulf of any use of Gulf's trademarks by third parties in the Territory and to assist Gulf in any legal action against such third parties for trademark infringement. Gulf agrees that in any such action against third parties the Dealer shall bear none of the costs involved.

13. DURATION AND TERMINATION

13.1 Either party may by notice in writing to the other party also terminate this Agreement forthwith:

(A) if the other party is in breach of its obligations under this Agreement and does not remedy the same (if capable of remedy) within thirty (30) days after written notice from the other party requiring such remedy; or

(B) if the other party shall become insolvent or enter into a bankruptcy or make a composition with its creditors or, being a company with limited liability, shall enter into a voluntary or compulsory liquidation (other than a voluntary liquidation for the purpose of amalgamation or reconstruction); or

(C) if either party is unable for a continuous period in excess of thirty (30) days to perform any of its obligations under this Agreement as a result of any event or circumstance of the kind described in Clause 18.1 below.

13.2 Upon the termination of this Agreement for any reason:

(A) the Dealer shall cease to sell any IRDs and Smart Cards and Gulf shall purchase from the Dealer at the IRD Unit Price and SC Unit Price paid by the Dealer under Clauses 3 and 5 the Dealer's stocks of IRDs and Smart Cards, except for such stocks of IRDs and Smart Cards for which it has accepted orders from DTH Subscribers prior to the date of termination and for that purpose the provisions of this Agreement shall continue in full force and effect;


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(B)  the Dealer shall cease to promote,  market or advertise the Smart Cards and the IRDs;

(C) subject as otherwise provided herein (including but not limited to in Clauses 6.7 and 6.8) and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

14. ASSIGNMENT

Neither party shall assign its rights or obligations under this Agreement to any third party without the prior consent in writing of the other party. Such assignments by either party shall not be unreasonably denied.

15. WAIVER

No delay or failure of either party to exercise any of its powers, rights or remedies under this Agreement shall in any way be considered to be a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them.

16. ENTIRE AGREEMENT

16.1 It is agreed that all previous understandings, representations, statements, undertakings and agreements written or otherwise between the parties in relation to this Agreement are hereby cancelled as from the date of this Agreement. The parties agree that neither of them have placed any reliance whatsoever on any such previous understandings, representations, statements and agreement other than those expressly incorporated in this Agreement.

16.2 This Agreement may not be modified or amended except by an instrument in writing signed by the duly authorised representatives of both parties.

16.3 Headings in this Agreement are inserted for convenience only and shall have no bearing on the interpretation of this Agreement

16.4 The Schedules to this Agreement form an integral part of this Agreement.



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17. NOTICES

Any notice or other communication to a party hereto shall be in writing in English and shall be deemed given when delivered in person or by mail, fax, postage or other delivery charges prepaid, to the address of such party set forth above or such substituted address of which such Party shall have been notified in writing by the other.

18. FORCE MAJEURE AND BLOCKED FUNDS

18.1 Neither party shall be liable to the other party for any damage, delay or failure of performance resulting directly or indirectly from any circumstance beyond its reasonable control, including, but not limited to any war, riot, strikes, Acts of God, fire, flood, prohibition of import, any breach of contract or failure of supply by a third party, acts or orders of Government or any agency or department thereof or any law or regulation having force of law which comes into force after the date hereof.

18.2 If the dealer shall be prohibited or restricted from making payment of any monies to Gulf at the time when the same are due and payable, by reason of the laws and/or currency regulations within the Territory the Dealer shall promptly notify Gulf in writing. The Dealer shall upon Gulf's request deposit any such blocked funds to the credit of Gulf in a bank in the Territory designated by Gulf in writing or pay them promptly to such person(s) as Gulf may designate in writing.

19. LAW

This Agreement shall be construed, interpreted and applied in accordance with and shall be governed by the laws of England. The parties hereto hereby agree to submit all disputes arising therefrom to the jurisdictions of English Courts.

20. LANGUAGE

This Agreement has been negotiated and drafted in the English Language. If reference to an Arabic translation is required, any ambiguity in the Arabic text or any disagreement concerning the Arabic text shall be resolved by reference to the English text.

This agreement may be executed in counterparts.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written SIGNED by for and on behalf If of
GULF  DTH  PRODUCTION
SIGNED by



for and on behalf of
OrnniVision Maroc SARI,

ANNEX A

Showtime Programme Packages

Full Bouquet:

o    The Movie Channel

o    Discovery Channel

o    MTV

o    VH1

o    Style

o    TV Land

o    Nickelodeon

o    Paramount Channel

o    Bloomberg Television

o    Sony Entertainment Television

o    Hallmark Entertainment Network

o    Music Choice Audio Services

plus any other channels that Gulf may add from time to time.

Mini Bouquet:

o    The Movie Channel

plus any other two channels that the DTH Subscriber may choose from the Full Bouquet.

SCHEDULE ONE

Products

The Agreement shall cover the following products:

o    IRDs

o    CAMs

o    Smart Cards

o    IF Downconverters

o    IF Upconverters

SCHEDULE TWO

Territory

The Agreement shall be applicable to the Nation of Morocco

                                 SCHEDULE THREE

                         Supply of IRDs and Smart Cards

This Schedule shall include information on delivery date, quantity and price for the supply and purchase of IRDs and Smart Cards

Delivery Date                       Quantity of

IRDs                                                                 Smart Cards

Prices: IRDs shall be sold to the Dealer at cost per IRD unit currently US$ 335 (three hundred and thirty five US Dollars) (delivered ex-Dubai). Such unit price includes Smart Card and is subject to section 6.12.

          Smart  Cards not  included  in IRDs shall be sold to the Dealer at US$
          15.00 (Fifteen US Dollars) per unit (delivered CIF Casablanca) subject to section 6.12.

                                  SCHEDULE FOUR

                                Product Warranty

1 The Dealer shall provide IRD purchasers with a twelve (12) months warranty ("Warranty") (commencing from the date of purchase) in respect of the IRDs against defects in design, materials and workmanship, provided that such Warranty shall be underpinned by a back-to back warranty by the IRD manufacturer in favour of the Dealer.

1.1 The dealer will endeavour to conclude an agency / service agreement with the manufacturer (Galaxis) to function as their service representative in the region. It is understood that any costs incurred or parts required to fulfil this agency agreement will be covered by the manufacturer. If such services agreement is not agreed upon, the Dealer has no obligation to provide such Warranty.

1.2 On lease IRD's where the manufacturers warranty has expired Gulf DTH will reimburse OmniVision for all reasonable costs related to the repair of a Gulf DTH owned lease IRD.

2. The Dealer shall:

2.1 maintain accurate records to monitor the field reliability of the IRDs in the Territory; and

2.2 within fourteen (14) days after Gulf's request (which may not be made more than once per calendar month) submit a written report to Gulf, which report shall:

(A)  identify each defective IRD by reference to its serial and batch numbers;

(B)  record the causes of failure of each such IRD;

(C) state whether or not the defect occurred during the period when the IRD was still under Warranty and, if not, how long thereafter the defect occurred; and

(D)  set out any discernible failure patterns in the IRDs.

3. the Dealer or its appointee shall perform all service works and repairs and attend to all

Warranty claims and out-of-Warranty claims with due care and diligence, in accordance with the best standards of engineering and craftsmanship as the official appointed service agent by the respective manufacturers.

                                  SCHEDULE FIVE

                          Other Category of Subscribers

The following category of subscribers shall be included in this Agreement in accordance of the provisions of Clause 2.2:

o    MUDS & SMATV Subscribers - IF distribution systems.

o    Hotel (public viewing / areas permitted on a case by case basis with Gulf)

                                  SCHEDULE SIX

                                Sales Commissions

New Sales:

Based on Gulf subscription price, Gulf shall pay the Dealer sales commission on subscriptions based on the following annual targets:

0 - 1499 Subscriptions                              9% of the subscription price
1,500 - 1999 Subscriptions                         10% of the subscription price
> 2000 and more Subscriptions                     11 % of the subscription price

The commission percentage will be paid on the gross subscription price less applicable taxes or fees;

In the case of 3 and 6 month subscriptions the Dealer will receive the new sale commission for the V' 12 months. After which time the renewal rate will apply.

The  above   commission   includes  DTH  Purchase,   DTH  Lease,  and  IF  Lease
subscriptions.

For purposes of calculating the sales commission, neither Gulf nor the Dealer shall consider or take into consideration the annual targets achieved in previous years. The annual targets are not cumulative and the Dealer shall only be entitled to the above sales commission as and when the above annual targets are achieved over a period of twelve months. Such first year commission shall begin on January 1, 1999 and end on March 31, 1999.

If the Annual Chum during a given year exceeds two per cent. (2%) monthly, (24% annually), then such excess shall be deducted from that year's new subscriptions for the purpose of calculating the Sales Commission.

Renewals:

Gulf shall pay the dealer a renewal commission on a subscription renewed through the dealer or Gulf DTH or any of its representatives as follows:

a) Eight percent (8 %) if Dealer makes the renewal;

b) Gulf reserves the right to renew subscribers who have not renewed through the Dealer on the following terms and conditions; Gulf will notify the Dealer 30 days prior to the expiry of the subscription, and thereafter keep the Dealer apprised in writing of the status of the subscription renewal. The Dealer will notify Gulf on a weekly marketing report of the status of the renewal. Should the Dealer not be able to renew the subscription within 24 hours prior to the expiry of the subscription then Gulf may notify the Dealer of its intent to contact such subscriber. Gulf shall not contact such subscriber earlier than three (3) days after expiry of the subscription. Gulf will not offer any incentive to the subscriber on better terms and conditions that is offered to the Dealer. The Dealer will be entitled to receive four percent (4%) of the renewal subscription fee if Gulf makes the renewal.

SCHEDULE EIGHT

Subscription Prices

o    Showtime Leasing Subscription Prices:

Full Bouquet               Mini Bouquet

US$ 59.00 / month          US$ 45.00 / month

o    Showtime Purchase Subscription Prices:

                       Full Bouquet                     Mini Bouquet

3 Months         US$ 154.50 (51.50 / month)       US$ 105.00 (35.00 / month)
6 Months         US$ 300.00 (50.00 / month)       US$ 198.00 (33.00 / month)
12 Months        US$ 528.00 (44.00 / month)       US$ 348.00 (29.00 / month)

*    see Schedule Nine for local currency rates.

SCHEDULE NINE

Subscription Prices In Moroccan DH

o    Showtime Leasing Subscription Prices:

Full Bouquet                   Mini Bouquet

DH 559 / month                 DH 429 / month

o    Showtime Purchase Subscription Prices:

                             Full Bouquet               Mini Bouquet

3 Months                 DH 1497 (499 / month)      DH 1005 (335 / month)
6 Months                 DH 2850 (475 / month)      DH 1890 (315 / month)
12 Months                DH 4980 (415 / month)      DH 3300 (275 / month)